UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

Securac Corp.

(Exact Name of Registrant as Specified in its Charter)

A0	03307456-LA	88-0210214
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 - 14th Street NW Suite 100 Calgary, A0	T2N 2A1
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 225-0403

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

                     Effective October 5, 2006, we raised an aggregate of $2,600,000 in gross proceeds from the issuance of convertible notes and warrants to a limited number of accredited investors (the “Financing”). We entered into a series of definitive agreements as of that date with the investors, which are included as exhibits to this report. The terms of financing are summarized below. The summary is qualified in its entirety by reference to the definitive agreements.

We issued convertible notes in the aggregate principal amount of $2,600,000 to the investors. The notes bear interest at 10% per annum and are secured by all of our assets and the assets and guarantees of our subsidiaries. Principal and interest are due and payable on October 5, 2008 and we have the right to redeem the notes prior to maturity at a 30% redemption premium.

All principal and unpaid interest on the notes is convertible into Common Stock at the option of the holder at any time, except that no conversion shall take place during the initial 5 business days following our giving of a redemption notice. The per share conversion price of the notes shall be equal to seventy-five percent (75%) of the average of the closing bid prices of the Common Stock for the five trading days preceding but not including the conversion date. At an average closing bid price of $.08 per share, which represented the closing bid price on the date immediately prior to the closing of the transaction, we would have been required to issue a total of 44,293,015 shares of common stock had the full principal amount of the notes been converted at that time.

The notes contain default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 15% per annum. The notes also contain “full ratchet” antidilution provisions with respect to certain securities issuances.

As part of the financing, we also issued to each investor, for every two shares issuable on the date of closing assuming full conversion of the Notes at the then conversion price, one Class A and one Class B warrant. We issued a total of 22,146,508 Class A Warrants and 22,146,508 Class B Warrants, each exercisable to purchase one share of our Common Stock. The Class A Warrants, as well as the finders warrants referred to below, are exercisable at a price of $.07 per share at any time until five years from the effective date of a registration statement relating thereto. The Class B Warrants are exercisable at a price of $.08 per share at any time until the fifth anniversary of the closing date. The warrants include a cashless exercise provision which is triggered in the event a registration statement relating to the underlying shares is not effective at any time beginning one year after the closing date. The warrants also contain “full ratchet” anti-dilution provisions with respect to certain securities issuances.

Pursuant to the subscription agreement, we have agreed to file a registration statement (the "Registration Statement") with the SEC within 30 days of the closing date, and to use our best efforts to cause the same to be declared effective within 150 days of the closing date, subject to extensions for limited agreed upon events. The Registration Statement must cover the shares underlying the notes, as well as the shares underlying the warrants.

We will incur significant costs in the form of liquidated damages and otherwise for breaches and failure to comply with the commitments contained in the various agreements, including, without limitation, our failure to file the Registration Statement and to cause the same to be declared effective and remain effective within the agreed upon time periods.

Under the subscription agreements, we have granted the investors a right of first refusal with respect to proposed sales of equity or debt securities by our company, subject to certain exceptions. The right is effective until the earlier of one year from the effective date of the above-mentioned registration statement or the date on which the convertible notes are satisfied in full.

We were introduced to the investors through finders, whom we paid 10% of the gross proceeds received by us in the financing and with whom we have agreed to pay 10% of any cash proceeds received by us in connection with Class A and Class B Warrant exercises, if any. As additional compensation, we issued to the finders 4,429,302 warrants, representing 10% of the number of warrants issued to the investors on the closing date, which warrants have the same terms as the Class A Warrants, except that the finders will not be entitled to a fee upon cash exercises of the finder’s warrants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 above is incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 above is incorporated by reference herein.

The number of shares of our common stock issuable upon conversion of the convertible notes is not presently known, as the number of shares will depend on the market price of our common stock after the date hereof. We relied on the exemption from registration under the Securities Act of 1933 (the "Securities Act") provided by Section 4(2) thereof. Each of the investors has represented that it is an accredited investor within the meaning of the Securities Act and the rules and regulations promulgated thereunder, the offering was made to a limited number of investors and no general solicitation was made by or on behalf of our company.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Notes
10.3	Form of Class A, Class B and Finder’s Warrant
10.4	Form of Security Agreement
10.5	Form of Collateral Agent Agreement
10.6	Form of Guaranty
10.7	Form of Funds Escrow Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Securac Corp. (Registrant)

Date: October 12, 2006	By:	/s/ Paul Hookham
Chief Financial Officer

EXHIBIT INDEX

EX-10.1	Form of Subscription Agreement

EX-10.2	Form of Convertible Note

EX-10.3	Form of Class A, Class B and Finder Warrant

EX-10.4	Form of Security Agreement

EX-10.5	Form of Collateral Agent Agreement

EX-10.6	Form of Guaranty

EX-10.7	Form of Funds Escrow Agreement